UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2014

Commission File Number 1-13610

PMC COMMERCIAL TRUST

(Exact name of registrant as specified in its charter)

TEXAS	75-6446078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As of January 28, 2014, PMC Commercial Trust, a Texas real estate investment trust (the “Company”), together with CIM Urban REIT, LLC (“CIM REIT”), entered into agreements with certain shareholders of the Company to settle litigation related to the proposed merger of their subsidiaries (the “Merger”) under the Agreement and Plan of Merger dated as of July 8, 2013 by and among the Company, CIM REIT and their respective merger subsidiaries (the “Merger Agreement”). The Merger Agreement was previously announced in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 8, 2013, and is the subject of the Company’s definitive Proxy Statement/Prospectus dated December 30, 2013 (the “Proxy Statement/Prospectus”).

As part of the settlements, the plaintiffs, who together with other “reporting persons” included in their Schedule 13D filings, collectively own approximately 12.7% of the outstanding shares of the Company, have represented that they will vote all of their shares in favor of each of the shareholder proposals described in the Proxy Statement/Prospectus.

Under the terms of the Memorandum and Agreement of Settlement dated as of January 28, 2014 by and among Hoak & Co., Hoak Public Equities, L.P. (together with Hoak & Co., “Hoak”), the Company, Southfork Merger Sub, LLC, CIM REIT, Jan Salit, Barry Berlin, Dr. Martha Rosemore Morrow, Nat Cohen, and Barry Imber (the “Memorandum and Agreement of Settlement”), which remains subject to final court approval and consummation of the Merger, CIM Service Provider, LLC (“CIM Manager”) will enter into a trading plan designed to comply with Rule 10b5-1 under the Securities Exchange Act (the “Exchange Act”). This trading plan, which is called a Rule 10b5-1 Purchase Plan and was entered on January 29, 2014 by CIM Manager, the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, provides for the purchase of up to 2.75 million common shares of the Company at prices up to $5.00 per share. Under the terms of the trading plan, share purchases shall be conducted in compliance with Rule 10b-18 under the Exchange Act, including in respect of “block purchases” as contemplated by this Rule. The trading plan provides for the purchase of shares commencing on the first trading day following the consummation of the Merger and related transactions. The trading plan will, in general, expire on the date that 2.75 million common shares of the Company have been purchased or August 10, 2014, whichever is earlier. Additionally, the Company will be responsible for providing and administering notice of the class action settlement to the members of the settlement class, and will pay all reasonable costs incurred in providing such notice. The Company and its subsidiary, Southfork Merger Sub, LLC, as well as CIM REIT, have also agreed to payment of reasonable attorney’s fees and expenses of plaintiffs’ counsel, as may be awarded by the court, of up to $772,000. Plaintiff REIT Redux, L.P. entered into a separate agreement, which is described below, to resolve its individual claims.

CIM Manager is a subsidiary of CIM Group, LLC (“CIM Group”) and the entity that is contemplated to act as manager of the Company following the Merger. CIM Manager is ultimately controlled by the three co-founders and principals of CIM Group, Richard Ressler, Avi Shemesh and Shaul Kuba, all of whom will also serve on the Board of Trust Managers of the Company following the Merger, with Mr. Ressler serving as Chairman.

Pursuant to the Settlement Agreement dated as of January 28, 2014 among plaintiff REIT Redux, L.P. (“REIT Redux”), the Company, Southfork Merger Sub, LLC, CIM REIT and the other defendant officers and trust managers of the Company (the “Settlement Agreement”), concerning the individual claims of REIT Redux, which is also subject to consummation of the Merger, final court approval and REIT Redux and its other “reporting persons” voting their shares in favor of the proposals related to the proposed transaction, CIM Manager will purchase up to 500,000 common shares of the Company currently owned by REIT Redux and its other “reporting persons”, at a price of $5.00 per share, if requested by REIT Redux to do so at any time from July 10, 2014 until August 10, 2014.

Plaintiff Hoak, pursuant to the Memorandum and Agreement of Settlement, has agreed to withdraw its application for a temporary injunction and (on behalf of itself, derivatively on behalf of the Company, and on behalf of the putative class of shareholders of the Company) release the Company and the other defendants from all claims, actions or other damages that the plaintiffs have or might have relating to, among other things, the proposed Merger and other transactions related thereto. Plaintiff REIT Redux, pursuant to the Settlement Agreement, similarly agreed to dismiss all of its claims. The defendants also agreed to release the plaintiffs and plaintiffs’ counsel from all claims arising out of the settled claims; provided that such release does not extend to the defendants’ rights to enforce the settlement agreements. The defendants have not admitted the validity of any of the plaintiffs’ allegations made in the plaintiffs’ action or any liability with respect thereto, and continue to deny the same.

Neither the Memorandum and Agreement of Settlement nor the Settlement Agreement require any amendment to the terms of the Merger Agreement, which terms are summarized in the Proxy Statement/Prospectus and provide, among other things, for the payment to the Company’s shareholders of record on the last business day prior to the consummation of the Merger of a special dividend of $5.50 per Company share (plus that portion of the Company’s regular quarterly dividend accrued through that day).

The Merger and other related transactions are subject to approval by the Company’s shareholders and the U.S. Small Business Administration and other customary closing conditions. A special shareholders’ meeting to vote on the proposals described in the Proxy Statement/Prospectus is scheduled for Tuesday, February 11, 2014. The proposed Merger is expected to close during the first quarter of 2014.

The settlement agreements and the trading plan referred to above are attached as exhibits hereto and incorporated herein by reference. On January 29, 2014, the Company issued a press release announcing the settlements. The press release is attached as an exhibit hereto.

Important Additional Information and Where To Find It

This communication is not a substitute for the Registration Statement on Form S-4 (File No. 333-190934) that PMC Commercial filed with the SEC in connection with the proposed Merger with CIM REIT and their respective subsidiaries, or the definitive Proxy Statement/Prospectus sent to shareholders of PMC Commercial on or about January 6, 2014 seeking their approval of the Share Issuance Proposal and the Merger-Related Compensation Proposal described therein. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS DATED DECEMBER 30, 2013, WHICH WAS SENT TO SHAREHOLDERS ON OR ABOUT JANUARY 6, 2014, AS IT CONTAINS IMPORTANT INFORMATION, INCLUDING DETAILED RISK FACTORS.

Investors and security holders can obtain free copies of the Proxy Statement/Prospectus and other documents filed with the SEC by PMC Commercial through the web site maintained by the SEC at www.sec.gov and that maintained by PMC Commercial Trust at www.pmctrust.com.

In addition, investors and security holders can obtain free copies of the Proxy Statement/Prospectus from PMC Commercial by contacting PMC Commercial Trust, Attn: Investor Relations, 17950 Preston Road, Suite 600, Dallas, Texas 75252.

PMC Commercial and its trust managers and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Merger contemplated by the Merger Agreement. Information regarding PMC Commercial’s trust managers and executive officers is contained in the Proxy Statement/Prospectus dated December 30, 2013, as well as in PMC Commercial’s Annual Report on Form 10-K for the year ended December 31, 2012, and in its definitive proxy statement dated April 29, 2013, all of which are filed with the SEC. As of December 30, 2013, PMC Commercial’s trust managers and executive officers beneficially owned as a group approximately 481,773 Common Shares, or approximately 4.5% of PMC Commercial’s Common Shares.

Forward-Looking Statements

The information set forth herein (including information included or referenced herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect PMC Commercial’s and CIM REIT’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the Merger contemplated by the Merger Agreement will be consummated, PMC Commercial’s and CIM Group’s plans for the merged company, market and other expectations, objectives, intentions, as well as any expectations with respect to the merged company, including regarding valuations, future dividends, estimates of growth, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the inability to complete the proposed Merger due to the failure to obtain PMC Commercial shareholder approval for the related transactions or the failure to satisfy other conditions to completion of the transactions, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; (3) risks related to disruption of management’s attention from ongoing business operations due to the Merger; (4) the effect of the announcement of the proposed Merger on PMC Commercial’s or CIM REIT’s relationships with its customers, investors, tenants, lenders, operating results and business generally; (5) risks related to substantial expenditures with respect to the Merger, which may or may not be reimbursable in the event of the termination of the Merger Agreement; (6) the outcome of any legal proceedings relating to the Merger; and (7) risks to consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in PMC Commercial’s filings with the SEC, which are available at the SEC’s website at www.sec.gov and on PMC Commercial’s website at www.pmctrust.com, including those set forth in PMC Commercial’s Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013. PMC Commercial and CIM Group disclaim any obligation to update and revise statements contained herein or the materials referenced herein based on new information or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Memorandum and Agreement of Settlement dated as of January 28, 2014 by and among Hoak & Co., Hoak Public Equities, L.P., PMC Commercial Trust, Southfork Merger Sub, LLC, CIM Urban REIT, LLC, Jan Salit, Barry Berlin, Dr. Martha Rosemore Morrow, Nat Cohen and Barry Imber

10.2	Rule 10b5-1 Purchase Plan dated January 29, 2014 by and among PMC Commercial Trust, CIM Service Provider, LLC and Merrill Lynch, Pierce, Fenner and Smith Incorporated

10.3	Settlement Agreement dated as of January 28, 2014 by and among PMC Commercial Trust, CIM Urban REIT, LLC, Southfork Merger Sub, LLC, REIT Redux LP, Jan Salit, Barry Berlin, Dr. Martha Rosemore Morrow, Nat Cohen and Barry Imber

99.1	Press Release dated January 29, 2014

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 29, 2014

PMC COMMERCIAL TRUST

By:	/s/ Jan F. Salit
Jan F. Salit, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Title

10.1	Memorandum and Agreement of Settlement dated as of January 28, 2014 by and among Hoak & Co., Hoak Public Equities, L.P., PMC Commercial Trust, Southfork Merger Sub, LLC, CIM Urban REIT, LLC, Jan Salit, Barry Berlin, Dr. Martha Rosemore Morrow, Nat Cohen and Barry Imber

10.2	Rule 10b5-1 Purchase Plan dated January 29, PMC Commercial Trust, CIM Service Provider, LLC and Merrill Lynch, Pierce, Fenner and Smith Incorporated

10.3	Settlement Agreement dated as of January 28, 2014 by and among PMC Commercial Trust, CIM Urban REIT, LLC, Southfork Merger Sub, LLC, REIT Redux LP, Jan Salit, Barry Berlin, Dr. Martha Rosemore Morrow, Nat Cohen and Barry Imber

99.1	Press Release dated January 29, 2014